Exhibit 99.3

Loan Agreement

ARG 10/31/03

LOAN AGREEMENT

by and among

American Restaurant Group, Inc.

ARG Enterprises, Inc.

ARG Property Management Corporation,

as Borrowers,

and

ARG Terra, Inc.,

collectively, the Credit Parties

and

TCW Shared Opportunity Fund III, L.P.

as Lenders

Dated as of October 31, 2003

TABLE OF CONTENTS

1.	DEFINITIONS AND CONSTRUCTION

	1.1	Definitions

	1.2	Accounting Terms

	1.3	Code

	1.4	Construction

	1.5	Schedules and Exhibits

2.	LOAN AND TERMS OF PAYMENT

	2.1	Loans

	2.2	Borrowing Procedures and Settlements

	2.3	Payments

	2.4	Voluntary Prepayments; Mandatory Commitment Reduction

	2.5	Interest Rate: Rates, Payments, and Calculations

	2.6	Concentration Account

	2.7	Term Notes

	2.8	Pro Rata Treatment

3.	CONDITIONS; POST-CLOSING COVENANTS; TERM OF AGREEMENT

	3.1	Conditions Precedent to the Initial Extension of Credit

	3.2	Conditions Precedent to all Extensions of Credit

	3.3	Term

	3.4	Effect of Termination

	3.5	Early Termination by Borrowers

4.	COLLATERAL

5.	REPRESENTATIONS AND WARRANTIES

	5.1	Due Organization and Qualification; Subsidiaries

	5.2	Due Authorization; No Conflict

	5.3	Litigation

	5.4	No Material Adverse Change

	5.5	Fraudulent Transfer

	5.6	Employee Benefits

	5.7	Environmental Condition

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	5.8	Brokerage Fees

	5.9	Intellectual Property

	5.10	Leases

	5.11	Black Angus of Idaho

	5.12	ARG Terra

	5.13	Complete Disclosure

	5.14	Indebtedness

6.	AFFIRMATIVE COVENANTS

	6.1	Accounting System

	6.2	Financial Statements, Reports, Certificates

	6.3	Subsidiary Guarantor Reports

	6.4	Maintenance of Properties

	6.5	Taxes

	6.6	Insurance

	6.7	Compliance with Laws

	6.8	Leases

	6.9	Real Estate

	6.10	Existence

	6.11	Environmental

	6.12	Disclosure Updates; Foothill Credit Agreement

	6.13	Mortgage Amendments; Title Endorsement

7.	NEGATIVE COVENANTS

	7.1	Foothill Credit Agreement Negative Covenants

	7.2	Foothill Credit Agreement Obligations

	7.3	ARG Terra

8.	EVENTS OF DEFAULT

9.	THE LENDERS’ RIGHTS AND REMEDIES

	9.1	Rights and Remedies

	9.2	Remedies Cumulative

10.	WAIVERS; INDEMNIFICATION

ii

	10.1	Demand; Protest

	10.2	Lenders’ Liability for Collateral

	10.3	Indemnification

11.	NOTICES

12.	CHOICE OF LAW AND VENUE; JURY-TRIAL WAIVER

13.	ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS

	13.1	Assignments and Participations

	13.2	Successors

14.	AMENDMENTS; WAIVERS

	14.1	Amendments and Waivers

	14.2	No Waivers; Cumulative Remedies

15.	GENERAL PROVISIONS

	15.1	Effectiveness

	15.2	Section Headings

	15.3	Interpretation

	15.4	Severability of Provisions

	15.5	Withholding Taxes

	15.6	Counterparts; Telefacsimile and Electronic Mail Execution

	15.7	Revival and Reinstatement of Obligations

	15.8	Integration

	15.9	Confidentiality

	15.10	Co-Borrowers

iii

EXHIBITS AND SCHEDULES

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”), is entered into as of October 31, 2003 between, TCW Shared Opportunity Fund III, L.P. (the “Lenders”) and American Restaurant Group, Inc., a Delaware corporation (“ARG”), ARG Enterprises, Inc., a California corporation (“Enterprises”), ARG Property Management Corporation, a California corporation (“Property Management”), and ARG Terra, Inc., a California corporation (“ARG Terra”); ARG, Enterprises, and Property Management are collectively referred to as “Borrowers” and individually as a “Borrower;” the Borrowers and ARG Terra are collectively referred to as the “Credit Parties”).

The parties agree as follows:

1.                                      DEFINITIONS AND CONSTRUCTION.

1.1                               Definitions.  As used in this Agreement, the following terms shall have the following definitions:

“Accounts” means all of Borrowers’ now owned or hereafter acquired right, title, and interest with respect to “accounts” (as that term is defined in the Code).

“Affiliate” means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, in any event: (a) any Person who owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person; and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.  Notwithstanding the foregoing, (i) no holder of Indenture Notes on the date hereof or any of its respective Affiliates (except Borrowers and their respective Subsidiaries) shall be deemed an Affiliate of any Borrower or any of its Subsidiaries solely due to the holding of such Indenture Notes and (ii) neither Trust Company of the West nor any of its Affiliates shall be deemed an Affiliate of any Borrower or any of its Subsidiaries.

“Agreement” has the meaning set forth in the preamble hereto.

“ARG” has the meaning set forth in the preamble hereto.

“Assignee” has the meaning set forth in Section 13.1(a).

“Authorized Person” means the President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, or any Vice President of ARG or any other employee of ARG designated as an “Authorized Person” by any of the foregoing Persons.

“Bankruptcy Code” means the United States Bankruptcy Code, as in effect from time to time.

“Benefit Plan” means a “defined benefit plan” (as defined in Section 3(35) of ERISA) for which any Borrower or any Subsidiary or ERISA Affiliate of any Borrower has been an “employer” (as defined in Section 3(5) of ERISA) within the past six years, which is subject to Title IV of ERISA.

“Black Angus of Idaho” means Black Angus Enterprises of Idaho, Inc., an Idaho corporation.

“Board of Directors” means, with respect to any Person, the board of directors (or comparable managers) of such Person or any committee thereof duly authorized to act on behalf of the board.

“Books” means Borrowers’ now owned or hereafter acquired books and records (including all of their respective Records indicating, summarizing, or evidencing their respective assets (including the Collateral) or liabilities, all of their respective Records relating to its business operations or financial condition, and all of their respective goods or General Intangibles related to such information).

“Borrower” and “Borrowers” have the meaning set forth in the preamble to this Agreement.

“Borrowing” means a borrowing hereunder of a Loan.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligation” means any Indebtedness represented by obligations under a Capital Lease.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody’s, (c) commercial paper maturing no more than 1 year from the date of acquisition thereof and, at the time of acquisition, having a rating of A-2 or P-2, or better, from S&P or Moody’s, and (d) certificates of deposit or bankers’ acceptances maturing within 1 year from the date of acquisition thereof either (i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody’s, or (ii) certificates of deposit less than or equal to

$100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation.

“Change of Control” means (a) the acquisition by any “person” or “group” (as such terms are defined in Section 13(d)(3) of the Exchange Act), except by one or more Existing Holders, of beneficial ownership, directly or indirectly, of more than 50% of the aggregate ordinary voting power of the total outstanding voting Stock of ARG having the right to vote for the election of members of the Board of Directors of ARG, or (b) ARG ceases to directly own and control 100% of the outstanding capital Stock of each of Enterprises and Property Management, or any Subsidiary Guarantor.

“Closing Date Bank Agency Agreement” means the Second Amended and Restated Agency Account Agreement, dated on or about the date hereof, among Wells Fargo Bank, N.A., Borrowers, Collateral Agent, Existing Lenders, and Lenders, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Closing Date” means the date of the making of the initial Loan (or other extension of credit) hereunder or the date on which Lenders send Borrowers a written notice that each of the conditions precedent set forth in Section 3.1 either have been satisfied or have been waived.

“Closing Date Documents” means this Agreement and the Term Notes delivered by any Borrower on the Closing Date.

“Code” means the Uniform Commercial Code, as in effect from time to time in the State of New York.

“Collateral” means the “Collateral” as such term is defined in the Existing Security Agreements.

“Collateral Agent” means the Trustee unless and until a successor Collateral Agent shall have been appointed pursuant to the terms and provisions of the Intercreditor Agreement, and thereafter “Collateral Agent” shall mean such successor Collateral Agent.

“Commitment” means the pro rata share of each Lender of the Loan or the Total  Loan Commitment, as applicable, as set forth in Schedule C-1.

“Concentration Account” means account number 4000058966 of ARG maintained with the Concentration Account Bank or any successor account.

“Concentration Account Bank” means Wells Fargo Bank, whose office is located at 400 Hamilton Avenue, Palo Alto, CA 94302 and whose ABA number is 121000248, or any successor deposit account bank.

“Controlled Foreign Corporation” means “controlled foreign corporation” as defined in the United States Internal Revenue Code of 1986, as amended from time to time.

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Eligible Credit Facility” means an “Eligible Credit Facility” (as defined in the Intercreditor Agreement) less any Indebtedness under Capital Leases.

“Enterprises” has the meaning set forth in the preamble hereto.

“Environmental Actions” means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of Borrowers or any predecessor in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities that received Hazardous Materials generated by any Borrower or any predecessor in interest.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, or judgment, to the extent binding on Borrowers, relating to the environment, employee health and safety, or Hazardous Materials, including the Comprehensive Environmental, Response, Compensation and Liability Act (CERCLA); the Resource Conservation and Recovery Act (RCRA); the Federal Water Pollution Control Act, 33 USC § 1251 et seq; the Toxic Substances Control Act, 15 USC, § 2601 et seq; the Clean Air Act, 42 USC § 7401 et seq.; the Safe Drinking Water Act, 42 USC. § 3803 et seq.; the Oil Pollution Act of 1990, 33 USC. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC. § 11001 et seq.; the Hazardous Material Transportation Act, 49 USC § 1801 et seq.; and the Occupational Safety and Health Act, 29 USC. §651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“Environmental Liabilities and Costs” means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

“Equipment” means all of Borrowers’ now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of any Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of any Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which any Borrower is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of any Borrower under IRC Section 414(o).

“Event of Default” has the meaning set forth in Section 8.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

 “Existing Control Agreements” means any control agreement executed and delivered by one or more Borrowers, Collateral Agent, and the applicable securities intermediary with respect to a Securities Account or a bank with respect to a deposit account.

“Existing Holders” means Trust Company of the West Inc. and its respective affiliates.

“Existing Intellectual Property Security Agreement” means the Second Amended and Restated Trademark Security Agreement dated as of December 17, 2001 among Collateral Agent, Existing Lenders, Borrowers, and Lenders as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Existing Lenders” means the lenders under that certain Revolving Credit Agreement dated as of December 17, 2001, as amended, with each Borrower and certain of its affiliates, and Foothill Capital Corporation, as lender.

“Existing Mortgage Amendments” means an amendment to each of the Existing Mortgages, in form and substance reasonably satisfactory to the Lenders.

“Existing Mortgages” means each Amended and Restated Deed of Trust, Assignment of Rents, Security Agreement, Financing Statement and Fixture Filing (California) dated on or about October 31, 2001 (as amended by those certain amendments dated on or about the date hereof), from Property Management to First American Title Insurance Company for the benefit of the Collateral Agent, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Existing Security Agreements” means the Second Amended and Restated Company Security Agreement and the Second Amended and Restated Subsidiary Security Agreement, each dated as of December 17, 2001 among the Collateral Agent, Existing Lenders, Lenders and ARG or Enterprises, Property Management and ARG Terra, as the case may be, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Foothill Credit Agreement” means (i) that certain Revolving Credit Agreement dated as of December 17, 2001, as amended, modified, and supplemented from time to time, between Wells Fargo Foothill, Inc., formerly known as Foothill Capital Corporation, as lender, and ARG and related parties, as borrowers and (ii) any restatement of, replacement, or successor to such Revolving Credit Agreement.

“Funding Date” means the date on which a Borrowing occurs.

“Funding Period” has the meaning set forth in Section 2.1.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“General Intangibles” means all of Borrowers’ now owned or hereafter acquired right, title, and interest with respect to any “general intangibles” as that term is defined in the Code, (including, without limitation, payment intangibles as that term is defined in the Code, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, service marks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims), and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

“Governmental Authority” means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Guaranty” means each general continuing guaranty executed and delivered by each Subsidiary Guarantor in favor of Lenders, in form and substance satisfactory to Lenders.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity,” (b) oil, petroleum, or petroleum-derived substances, natural gas, natural-gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

“Indebtedness” means (a) all obligations of Borrowers and Subsidiary Guarantors for borrowed money, (b) all obligations of Borrowers and Subsidiary Guarantors evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrowers and Subsidiary Guarantors in respect of letters of credit, bankers’ acceptances, interest-rate swaps, or other financial products, (c) all obligations of Borrowers and Subsidiary Guarantors under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of Borrowers or any Subsidiary Guarantor, irrespective of whether such obligation or liability is assumed, (e) all obligations of Borrowers and Subsidiary Guarantors for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of Borrowers’ or such Subsidiary Guarantor’s business and repayable in accordance with customary trade practices), and (f) any obligation of Borrowers and Subsidiary Guarantors guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrowers or any Subsidiary Guarantor), or otherwise causing Borrowers or any Subsidiary Guarantor to become liable for, any obligation of any other Person.

“Indemnified Liabilities” has the meaning set forth in Section 10.3.

“Indemnified Person” has the meaning set forth in Section 10.3.

“Indenture” means that certain indenture dated as of February 25, 1998, as amended by that certain First Supplemental Indenture, dated June 26, 2000, that certain Second Supplemental Indenture, dated October 31, 2001, and that certain Third Supplemental Indenture, dated October 31, 2003, between ARG, the guarantors referred to therein and the Trustee and as further amended, modified, or supplemented from time to time.

“Indenture Notes” mean those certain 11½% Series C Senior Secured Notes due 2006 and 11½% Series D Senior Secured Notes due 2006, in an aggregate principal amount not to exceed $166,000,000.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intercreditor Agreement” means the Second Amended and Restated Intercreditor and Collateral Agency Agreement dated as of December 17, 2001 among Collateral Agent, Borrowers, Existing Lenders, and Lenders, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Interest Rate” means the 13% interest rate applicable to Obligations hereunder.

“Inventory” means all Borrowers’ now owned or hereafter acquired right, title, and interest with respect to inventory (as that term is defined in the Code), including, without limitation, goods held for sale or lease or to be furnished under a contract of service, goods that are leased by any Borrower as lessor, goods that are furnished by any Borrower under a contract of service, and raw materials, work in process, or materials used or consumed in Borrowers’ business including, without limitation, all accessions, additions, attachments, improvements, substitutions, and replacements thereto and therefor.

“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, loans and similar advances to officers and employees of such Person made in the ordinary course of business, (b) bona fide Accounts arising from the sale of goods or rendition of services in the ordinary course of business consistent with past practice, and (c) in conjunction with the franchising or other licensing of Borrowers’ business concepts outside of the United States, Canada, and Mexico not to exceed $50,000 in the aggregate), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Investment Property” means all of Borrowers’ now owned or hereafter acquired right, title, and interest with respect to “investment property” as that term is defined in the Code, and any and all supporting obligations in respect thereof.

“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.

“Lenders” has the meaning set forth in the preamble to this Agreement.

“Lender’s Account” means an account at a bank designated by each Lender from time to time as the account into which Borrowers shall make all payments to such Lender under this Agreement and the other Loan Documents.  The initial Lender’s Account of each Lender is set forth on such Lender’s signature page hereto.

“Lenders’ Expenses” means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Borrowers under any of the Loan Documents that are paid or incurred by Lenders, (b) fees or charges paid or incurred by Lenders in connection with Lenders’ transactions with Borrowers, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public-record searches (including tax lien, litigation, and UCC searches, and including searches with the Patent and Trademark Office, the Copyright Office, or a department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by Lenders in the disbursement of funds to Borrowers (by wire transfer or otherwise), (d) charges paid or incurred by Lenders resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by Lenders to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral or any other collateral securing the Obligations, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Lenders related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third-party claims or any other suit paid or incurred by Lenders in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lenders’ relationship with Borrowers or any guarantor of the Obligations, (h) Lenders’ reasonable fees and expenses (including attorneys’ fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (i) Lenders’ reasonable fees and expenses (including attorneys’ fees) incurred in terminating, enforcing (including attorneys’ fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral or any other collateral securing the Obligations.

“Lenders’ Liens” means the Liens granted by Borrowers and each Subsidiary Guarantor to Collateral Agent under the Existing Security Agreements or the other Loan Documents.

“Lender-Related Person” means Lenders, Lenders’ Affiliates, and the officers, directors, employees, and agents of Lenders.

“Lien” means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

“Litigation Certificate” means the certificate delivered by Borrowers and Subsidiary Guarantors to Lenders with respect to the representations and warranties set forth in Section 5.3 hereof, the form and substance of which shall be satisfactory to Lenders.

“Loans” has the meaning set forth in Section 2.1.

“Loan Documents” means this Agreement, each Guaranty, the Intercreditor Agreement, the Closing Date Bank Agency Agreement, the Existing Intellectual Property Security Agreement, the Litigation Certificate, the Existing Mortgages, the Existing Security Agreements, Existing Control Agreements, any and all Term Notes executed by Borrowers in connection with this Agreement and payable to Lenders, and any other agreement entered into, now or in the future, by Borrowers and Lenders in connection with this Agreement.

“Material Adverse Change” means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities, or condition (financial or otherwise) of Borrowers and their respective Subsidiaries, (b) a material impairment of Borrowers’ or the Subsidiary Guarantors’ ability, on a consolidated basis, to perform the obligations under the Loan Documents or of Lenders’ ability to enforce the Obligations or realize upon the Collateral or any other collateral securing the Obligations, or (c) a material impairment of the enforceability or priority of the Lenders’ Liens with respect to the Collateral or any other collateral securing the Obligations as a result of an action or failure to act on the part of Borrowers or any of their respective Subsidiaries.

“Maturity Date” has the meaning set forth in Section 3.3.

“Mortgage Policy Endorsement” has the meaning set forth in Section 6.13.

“Mortgages” means, individually and collectively, the Existing Mortgages and any other mortgages, leasehold mortgages, deeds of trust, or deeds to secure debt, executed and delivered by each Borrower or a Subsidiary Guarantor, as appropriate, for the benefit of Collateral Agent, in form and substance reasonably satisfactory to Lenders, that encumber the Real Property Collateral and the related improvements thereto.

 “Negotiable Collateral” means all of Borrowers’ now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights (as that term is defined in the Code), instruments (as that term is defined in the Code), promissory notes, drafts, documents (as that term is defined in the Code) and chattel paper (as that term is defined in the Code) (including electronic chattel paper and tangible chattel paper as that term is defined in the Code.

“Net Proceeds” means the aggregate cash proceeds (including Cash Equivalents) received by the Borrowers in respect of (A) in the case of any issuance by any Borrower of Stock or debt securities after the Closing Date (other than any issuances to another Borrower), net of (without duplication) (i) the reasonable expenses (including legal fees and brokers’ and underwriters’ commissions, lenders fees, credit enhancement fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums and other customary fees, in any case, paid to third parties or, to the extent permitted hereby, Affiliates) incurred in effecting such issuance or sale and (ii) any taxes reasonably attributable to such sale and reasonably estimated by the Borrowers to be actually payable or (B) in the case of any asset sale, net of (i) the reasonable and customary, direct, out-of-pocket costs relating to such asset sale (including, without limitation, legal, accounting, and investment-banking fees and sales commissions), other than any such costs payable to an Affiliate of any Borrower (ii) taxes actually payable directly as a result of such asset sale (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be applied to the permanent repayment of Indebtedness in connection with such asset sale, and (iv) appropriate amounts provided as a reserve by the Borrowers, in accordance with GAAP, against any liabilities associated with such asset sale and retained by the Borrowers, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters, and liabilities under any indemnification obligations arising from such asset sale.

“New Lease” has the meaning set forth in Section 6.9.

“Obligations” means all Loans, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), premiums, liabilities, obligations, fees, charges, costs, Lenders’ Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrowers to Lenders pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lenders’ Expenses that Borrowers are required to pay or reimburse by the Loan Documents, by law, or otherwise.  Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

“Participant” has the meaning set forth in Section 13.1(d).

“Permitted Liens” means (a) Lenders’ Liens, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases, (e) purchase-money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of Borrowers’ business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining workers’ compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business of Borrowers and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business of Borrowers, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, (k) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Lenders, (l) with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof by Borrowers, (m) Liens granted to secure Indebtedness under an Eligible Credit Facility, (n) any renewal or replacement (or successive renewals or replacements), in whole or part, of Liens described in clause (c) above so long as such renewal or replacement does not encumber additional assets, (o) Liens in addition to the foregoing, that, in the aggregate, are secured by assets with a fair market value not in excess of $100,000 at any one time, and (p) Liens to secure Permitted Purchase Money Indebtedness.

“Permitted Protest” means the right of Borrowers to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes without the prior written consent of Lenders, or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Borrowers in good faith, and (c) Lenders are satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Lenders’ Liens on assets in excess of $250,000 in the aggregate.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred for the purpose of financing all or any part of the cost for the acquisition, construction, build-out, or improvement of any fixed assets; provided that the principal amount of such Indebtedness does not exceed 100% of such cost, including construction charges, (ii) any Lien securing such Indebtedness does not extend to or cover any other asset or property other than the asset or property being so acquired, constructed, built-out, or improved, and (iii) such Indebtedness is incurred, and any Liens with respect thereto are granted, within 180 days of the acquisition or improvement of such property or asset.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Personal Property Collateral” means all Collateral other than Real Property.

“Property Management” has the meaning set forth in the preamble hereto.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by any Borrower or any Subsidiary Guarantor and the improvements thereto.

“Real Property Collateral” means the Real Property encumbered by the Existing Mortgages and any Real Property hereafter acquired by any Borrower or any Subsidiary Guarantor in which the Collateral Agent is granted a Lenders’ Lien.

“Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions described in 42 USC § 9601(23), (24), or (25).

“Required Lenders” means (i) at any time that Trust Company of the West Inc. and its Affiliates (collectively, Trust Company of the West Inc. and its Affiliates, the “TCW Funds”) hold at least 25% of the Total Loan Commitment, TCW Funds holding a majority of the Commitments held by all TCW Funds and (ii) at any that TCW Funds do not hold at least 25% of the Total Loan Commitment, Lenders holding a majority of the Total Loan Commitment.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Securities Account” means a “securities account” as that term is defined in the Code.

“Security Agreements” means the Existing Security Agreements and any other security agreement executed and delivered by Borrowers or any Subsidiary Guarantor in favor of Collateral Agent for the benefit of the parties named therein, the form and substance of which is satisfactory to Lenders, which shall include a pledge of the Stock owned by each Borrower and each Subsidiary Guarantor.

“Solvent” means, with respect to any Person on a particular date, that such Person is generally able to pay its debts as they become due.

“Spectrum Bankruptcy Cases” means, individually or collectively, (i) the bankruptcy cases of Spectrum Restaurant Group, Inc., a Delaware corporation, Grandy’s, Inc., a California corporation, Spoons Restaurant, Inc., a Texas corporation, Spectrum Foods, Inc., a California corporation, Crabby Bob’s Franchise Corp., a California corporation, and Local Favorite, Inc., a California corporation, which cases are presently pending before the United States Bankruptcy Court, Central District of California, Santa Ana Division, and identified as Case Nos. SA 03-15911 through SA 03-15916 and (ii) any present or future bankruptcy case of any affiliate of Spectrum Restaurant Group, Inc. no matter where commenced.

“Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Subsidiary Guarantors” means each of any of the Borrowers’ Subsidiaries other than Black Angus of Idaho, ARG Terra, and any Subsidiary of any Borrower that is a Controlled Foreign Corporation.

“Taxes” has the meaning set forth in Section 15.5.

“Term Notes” has the meaning set forth in Section 2.7.

“ARG Terra” has the meaning set forth in the recitals to this Agreement.

“Total Loan Commitment” means $5,000,000, as adjusted from time to time (i) for any increases to such amount as may be consented to in writing by the Lenders but not to exceed the amount permitted under the Indenture, the Foothill Credit Agreement, or the Intercreditor Agreement or (ii) pursuant to Section 2.4.

“Trustee” means BNY Western Trust Company, as trustee under the Indenture for the holders of the Indenture Notes.

“Voidable Transfer” has the meaning set forth in Section 15.7.

1.2                               Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP.  When used herein, the term “financial statements” shall include the notes and schedules thereto.

1.3                               Code.  Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

1.4                               Construction.  Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be.  Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.  Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

1.5                               Schedules and Exhibits.  All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.                                      LOAN AND TERMS OF PAYMENT.

2.1                               Loans.

(a)                                  Subject to the terms and conditions of this Agreement, during the period commencing on the Closing Date and terminating on October 31, 2004 (the “Funding Period”), each Lender severally agrees to make Loans to the Borrowers in an aggregate principal amount not to exceed such Lender’s Commitment, and in the aggregate not to exceed the Total Loan Commitment.

(b)                                 No Lender shall be required to fund any Loan if such funding would cause the aggregate amount of the Loans made by such Lender to exceed the Commitment of such Lender.

(c)                                  At no time may the aggregate principal amount of outstanding Loans exceed the Total Loan Commitment then in effect.

2.2                               Borrowing Procedures and Settlements.

(a)                                  Procedure for Borrowing.  Each Borrower hereby designates each Authorized Person as such Borrower’s representative for requesting Borrowings under this Agreement.  Each Borrowing shall be made by a request by an Authorized Person delivered to each Lender (which notice must be received by each Lender no later than 10:00 a.m. (Pacific Time) on the Business Day that is at least two (2) Business Days prior to the requested Funding Date specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day.  In lieu of delivering the above-described request in writing, any Authorized Person may give Lenders telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

(b)                                 Making of Loans.  Each Borrowing under Section 2.2(a) shall consist of Loans made by the Lenders ratably in accordance with their respective Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations under this Agreement.  The Commitments of the Lenders are several, and no Lender shall be responsible for any other Lender’s failure to make Loans as required. If each Lender has received a timely request for a Borrowing in accordance with the provisions hereof, and subject to the satisfaction of the applicable terms and conditions set forth herein, each Lender shall make the proceeds of such Commitment available to Borrowers on the applicable Funding Date by transferring immediately available funds equal to such proceeds to the Concentration Account.

2.3                               Payments.

(a)                                  Payments by Borrowers.  Except as otherwise expressly provided herein, all payments by Borrowers shall be made to each Lender’s respective Lender’s Account and shall be made in immediately available funds, no later than 11:00 a.m. (Pacific Time) on the date specified herein.  Any payment received by any Lender later than 11:00 a.m. (Pacific Time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

(b)                                 Application.

(i)                                     All payments shall be remitted to each Lender and all such payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and all proceeds of Accounts or other Collateral received by any Lender, shall be applied as follows:

A.                                   first, to pay any Lenders’ Expenses then due to Lenders under the Loan Documents, until paid in full,

B.                                     second, to pay any fees then due to Lenders under the Loan Documents, until paid in full,

C.                                     third, ratably to pay interest due in respect of the Loans until paid in full,

D.                                    fourth, to pay the principal of all Loans until paid in full,

E.                                      fifth, to pay any other Obligations until paid in full, and

F.                                      sixth, to Borrowers (to be wired to the Concentration Account) or such other Person entitled thereto under applicable law.

(ii)                                  In each instance, so long as no Default or Event of Default has occurred and is continuing, Section 2.3(b) shall not be deemed to apply to any payment by Borrowers specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

(iii)                               For purposes of the foregoing, “paid in full” means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(iv)                              In the event of a direct conflict between the priority provisions of this Section 2.3 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3 shall control and govern.

2.4                               Voluntary Prepayments; Mandatory Commitment Reduction.

(a)                                  Voluntary Prepayments; Commitment Reduction. The Borrowers may at any time and from time to time prepay a portion of the Loans pro rata to each Lender upon two (2) Business Days’ prior written notice by Borrowers to Lenders. Upon such prepayment, the Total Loan Commitment shall be automatically be reduced by the amount of such prepayment.

(b)                                 Mandatory Commitment Reduction. To the extent permitted under the Foothill Credit Agreement and the Indenture, and to the extent the same is not applied to make required prepayments under the Foothill Credit Agreement, if any Borrower issues any Stock (other than Stock to another Borrower) debt securities, or upon the sale, conveyance, lease, assignment, transfer, or other disposal of any assets valued in excess of ten percent (10%) of the Borrowers’ total assets, then immediately after the receipt of the Net Proceeds of such issuance or asset sale, the Total Loan Commitment shall be automatically reduced by the amount of the Net Proceeds, unless the Required Lenders otherwise consent, and the Borrowers shall prepay to each Lender pro rata the difference between the outstanding Loans and the Total Loan Commitment in effect after giving effect to such reduction.

(c)                                  Notwithstanding anything to the contrary in subsections (a) and (b) above, no prepayments shall be made to the Lenders pursuant to this Section 2.4 unless the aggregate amount of outstanding Advances (as defined in the Foothill Credit Agreement) under the Foothill Credit Agreement have been reduced to zero ($0).

2.5                               Interest Rate:  Rates, Payments, and Calculations.

(a)                                  Interest Rate.  Except as provided in clause (b) below, all Loans shall bear interest at the Interest Rate.

(b)                                 Default Rate.  Upon the occurrence and during the continuation of an Event of Default, all Loans shall bear interest a per annum rate equal to two (2) percentage points above the Interest Rate.

(c)                                  Payment.  Interest and all other fees payable hereunder shall be due and payable, in arrears, on March 31, June 30, September 30, and December 31 of each year at any time that Obligations or obligation to extend credit hereunder are outstanding; provided, however, that if any March 31, June 30, September 30, or December 31 is not a Business Day, then all Interest and all other fees payable hereunder shall be due and payable, in arrears, on the Business Day following such March 31, June 30, September 30, or December 31.

(d)                                 Computation.  All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360-day year for the actual number of days elapsed.

(e)                                  Intent to Limit Charges to Maximum Lawful Rate.  In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.  Borrowers and Lenders, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

2.6                               Concentration Account.  Lenders are authorized to make the Loans under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person.  Borrowers agree to establish and maintain the Concentration Account with the Concentration Account Bank for the purpose of receiving the proceeds of the Loans, requested by Borrowers and made by Lenders hereunder.  Unless otherwise agreed by Lenders and Borrowers, any Loan, requested by Borrowers and made by Lenders hereunder shall be made to the Concentration Account.

2.7                               Term Notes.  Each Loan made by each Lender shall be evidenced by a single Term Note of the relevant Borrower in substantially the form of Exhibit A (the “Term Notes”).

2.8                               Pro Rata Treatment

(a)                                  Each borrowing by any Borrower from the Lenders hereunder, each payment by any Borrower on account of any fee, and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitments of each Lender.

(b)                                 Each payment (including each optional or mandatory prepayment) by any Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans held by the Lenders.

3.                                      CONDITIONS; POST-CLOSING COVENANTS; TERM OF AGREEMENT.

3.1                               Conditions Precedent to the Initial Extension of Credit.  The obligation of Lenders to make the initial extension of credit provided for hereunder is subject to the fulfillment, to the satisfaction of Lenders, of each of the conditions precedent set forth below:

(a)                                  Each Credit Party shall have executed and delivered a counterpart to each Closing Date Document to which it is a party;

(b)                                 Each Credit Party shall have furnished to Lenders an accurate certificate dated as of the Closing Date, in form and substance satisfactory to Lenders, signed by the Secretary or an Assistant Secretary of ARG and attaching the certificate of incorporation, bylaws, resolutions and such other documents and records as Lenders may request and confirming the signatures and incumbency of all officers or other agents signing this Agreement or any other Loan Document on behalf of any Credit Party;

(c)                                  No injunction shall have been issued by any governmental authority, body, or court precluding, restraining, enjoining, or prohibiting the consummation of the transactions contemplated herein and under the Loan Documents;

(d)                                 Borrowers shall have furnished to Lenders the opinion letter of Patrick J. Kelvie, Vice President, Secretary, and General Counsel of ARG, dated the Closing Date, in form and substance reasonably satisfactory to Lenders;

(e)                                  Lenders shall have received a certificate of status with respect to each Credit Party, dated within ten (10) days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Credit Party, which certificate shall indicate that such Credit Party is in good standing in such jurisdiction;

(f)                                    Lenders shall have received certificates of status with respect to each Credit Party, each dated within fifty (50) days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Credit Party) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Credit Party is in good standing in such jurisdictions;

(g)                                 All consents of third parties necessary to consummate the transactions contemplated hereby and by the other Loan Documents shall have been obtained, including, without limitation, any consent of the Existing Lenders under the Foothill Credit Agreement;

(h)                                 The Credit Parties shall have delivered to Lenders a certificate, dated as of the Closing Date, signed by the President or Chief Financial Officer of ARG, stating that (i) the representations and warranties made by the Credit Parties in Section 5 hereof that are qualified as to materiality in this Agreement are true and correct, and those so not qualified are true and correct in all material respects, on and as of the Closing Date, (ii) the Credit Parties have performed or complied with, in all material respects, the covenants required to be performed or complied with under this Agreement on or prior to the Closing Date and (iii) no Default or Event of Default shall have occurred and be continuing on the Closing Date or after giving effect to the Loans requested to be made on the Closing Date;

(i)                                     The Credit Parties shall have delivered to Lenders certified true and complete copies of each document listed on Schedule 3.1(i), including any amendments, supplements, or modifications with respect to any of the foregoing through the Closing Date;

(j)                                     The Credit Parties shall have delivered to Lenders true and complete copies of all documents as Lenders and their counsel may reasonably request;

(k)                                  The Credit Parties shall have provided all financial information reasonably requested by Lenders;

(l)                                     Lenders shall have received a structuring fee equal to 4.0% of the Total Loan Commitment as of the Closing Date;

(m)                               Borrowers shall have paid all fees and expenses due and payable hereunder, including all fees, charges, and disbursements of Milbank, Tweed, Hadley & McCloy LLP;

(n)                                 A fairness opinion issued by an appraisal, accounting, or investment banking firm of national standing shall have been delivered to the Trustee; and

(o)                                 ARG shall have certified in writing to the Collateral Agent that the terms of this Agreement are no more restrictive than the terms of the Foothill Credit Agreement.

3.2                               Conditions Precedent to all Extensions of Credit.  The obligation of Lenders to make all Loans (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

(a)                                  the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

(b)                                 no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

(c)                                  no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Borrower, any Subsidiary Guarantor of Borrowers, or Lenders;

(d)                                 no Material Adverse Change from the date of ARG’s last quarterly financial statements shall have occurred except as disclosed to the Lenders in writing; and

(e)                                  Term Notes shall have been issued by the Borrowers making a Borrowing on such Funding Date to each of the Lenders in the principal amount of the Loan to be made to such Lender on such date.

3.3                               Term.  This Agreement shall become effective upon the execution and delivery hereof by Borrowers and each of the Lenders and shall continue in full force and effect for a term ending on February 24, 2006 (the “Maturity Date”).  The foregoing notwithstanding, the Required Lenders shall have the right to terminate the Lenders’ obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

3.4                               Effect of Termination.  On the date of termination of this Agreement, all Obligations immediately shall become due and payable without notice or demand.  No termination of this Agreement, however, shall relieve or discharge Borrowers of their duties, Obligations, or covenants hereunder and the Lenders’ Liens in the Collateral and any other collateral securing the Obligations shall remain in effect until all Obligations have been fully and finally discharged and Lenders’ obligations to provide additional credit hereunder have been terminated.  When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and Lenders’ obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Lenders will, at Borrowers’ sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Lenders’ Liens and all notices of security interests and liens previously filed by Lenders with respect to the Obligations.

3.5                               Early Termination by Borrowers.  Borrowers have the option, at any time upon ten (10) days’ prior, written notice by Borrowers to Lenders, to terminate this Agreement by paying to Lenders, in cash, the Obligations in full.  If Borrowers have sent a notice of termination pursuant to the provisions of this Section, then Lenders’ obligations to extend credit hereunder shall terminate and Borrowers shall be obligated to repay the Obligations in full on the date set forth as the date of termination of this Agreement in such notice.

4.                                      COLLATERAL.

Repayment of each Loan and performance of all other Obligations and duties owed by Borrowers and each Subsidiary Guarantor under this Agreement and the other Loan Documents is secured by all property and rights of the Credit Parties and each Subsidiary Guarantor in which such Persons have granted, or in the future grant, a security interest of any nature to Collateral Agent as security for each such Person’s obligations to Lenders as described in, and subject to, the Intercreditor Agreement. Lenders and their officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify Borrowers’ financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

5.                                      REPRESENTATIONS AND WARRANTIES.

In order to induce Lenders to enter into this Agreement, the Credit Parties make the following representations and warranties to Lenders which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Loan made thereafter, as though made on and as of the date of such Loan (except to the extent that such representations and warranties relate solely to a specific date) and such representations and warranties shall survive the execution and delivery of this Agreement:

5.1                               Due Organization and Qualification; Subsidiaries.

(a)                                  Each Credit Party is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

(b)                                 Set forth on Schedule 5.1(b), is a complete and accurate description of the authorized capital Stock of each Credit Party, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding.  Other than as described on Schedule 5.1(b), (i) there are no subscriptions, options, warrants, or calls relating to any shares of any Borrower’s capital Stock, including any right of conversion or exchange under any outstanding security or other instrument and (ii) no Credit Party is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

(c)                                  Set forth on Schedule 5.1(c), is a complete and accurate list of each Credit Party’s direct and indirect Subsidiaries, showing: (i) the jurisdiction of its organization; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by such Credit Party.  All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and nonassessable.  No Borrower’s direct or indirect Subsidiaries is a Controlled Foreign Corporation except as indicated on Schedule 5.1(c).

(d)                                 Except as set forth on Schedule 5.1(c), there are no subscriptions, options, warrants, or calls relating to any shares of any Borrower’s Subsidiaries’ capital Stock, including any right of conversion or exchange under any outstanding security or other instrument.  Neither any Borrower nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of such Borrower’s Subsidiaries’ capital Stock or any security convertible into or exchangeable for any such capital Stock.

5.2                               Due Authorization; No Conflict.

(a)                                  The execution, delivery, and performance by each Credit Party of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Credit Party.

(b)                                 The execution, delivery, and performance by each Credit Party of this Agreement and the Closing Date Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Credit Party, the Governing Documents of such Credit Party, or any order, judgment, or decree of any court or other Governmental Authority binding on such Credit Party, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Credit Party, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Credit Party, other than Permitted Liens, or (iv) require any approval of such Credit Party’s stockholders or any approval or consent of any Person under any material contractual obligation of such Credit Party.

(c)                                  The execution, delivery, and performance by each Borrower of this Agreement and the Closing Date Documents to which such Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

(d)                                 This Agreement and the other Loan Documents to which each Borrower is a party, and all other documents contemplated hereby and thereby, are, or when executed and delivered by such Borrower will be, the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(e)                                  The Lenders’ Liens are validly created, perfected, and first-priority Liens, subject only to Permitted Liens.

(f)                                    The execution, delivery, and performance by each Subsidiary Guarantor of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Subsidiary Guarantor, the Governing Documents of such Subsidiary Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Subsidiary Guarantor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Subsidiary Guarantor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Subsidiary Guarantor, other than Permitted Liens, or (iv) require any approval of such Subsidiary Guarantor’s stockholders or any approval or consent of any Person under any material contractual obligation of such Subsidiary Guarantor.

(g)                                 The execution, delivery, and performance by each Subsidiary Guarantor of the Loan Documents to which such Subsidiary Guarantor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

(h)                                 The Loan Documents to which each Subsidiary Guarantor is a party, and all other documents contemplated hereby and thereby, are, or when executed and delivered by such Subsidiary Guarantor will be, the legally valid and binding obligations of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

5.3                               Litigation.  Other than those matters disclosed in the Litigation Certificate, there are no actions, suits, or proceedings pending or, to the best knowledge of Borrowers, threatened against any Borrower, or any Subsidiary of a Borrower, as applicable, except for (a) matters that are fully covered by insurance (subject to reasonable deductibles and self-insured retentions), and (b) matters arising after the Closing Date that, if decided adversely to any Borrower, or any Subsidiary of a Borrower, as applicable, reasonably could not be expected to result in a Material Adverse Change.

5.4                               No Material Adverse Change.  All financial statements relating to Borrowers and each Subsidiary of Borrowers that have been delivered by Borrowers to Lenders have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects Borrowers’ (or each such Subsidiary’s, as applicable) financial condition as of the date thereof and results of operations for the period then ended.  There has not been a Material Adverse Change with respect to any Borrower or any Subsidiary Guarantor from the date of Borrowers’ last quarterly financial statements except as disclosed in writing to Lenders in that certain letter addressed to Lenders, dated as of October 31, 2003.

5.5                               Fraudulent Transfer.

(a)                                  (i) Borrowers and their respective Subsidiaries, on a consolidated basis, are Solvent and (ii) Enterprises is Solvent.

(b)                                 No transfer of property is being made by any Borrower or any Subsidiary of any Borrower and no obligation is being incurred by any Borrower or any such Subsidiary in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Borrower or any such Subsidiary.

5.6                               Employee Benefits.  No Borrower, any of its Subsidiaries, nor any of their respective ERISA Affiliates, maintains or contributes to any Benefit Plan.

5.7                               Environmental Condition.  Except as set forth on Schedule 5.7, (a) to Borrowers’ knowledge, no Borrower’s nor any of its Subsidiary’s assets has ever been used by any Borrower or by any Borrower’s Subsidiaries or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to Borrowers’ knowledge, no Borrower’s nor any of its Subsidiaries’ properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) no Borrower has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by any Borrower or any of its Subsidiaries, and (d) no Borrower has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by any Borrower or any of its Subsidiaries resulting in the releasing or disposing of Hazardous Materials into the environment.

5.8                               Brokerage Fees.  Borrowers have not utilized the services of any broker or finder in connection with Borrowers’ obtaining financing from Lenders under this Agreement, and no brokerage commission or finder’s fee is payable by Borrowers in connection herewith.

5.9                               Intellectual Property.  Each Borrower and each of its Subsidiaries owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its respective business as currently conducted.  Attached hereto as Schedule 5.9 is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which any Borrower and each of its Subsidiaries is the owner or is an exclusive licensee.

5.10                        Leases.  Each Borrower and each of its Subsidiaries enjoys peaceful and undisturbed possession under all leases material to the business of such Borrower and its Subsidiaries and to which it is a party or under which it is operating.  All of such leases are valid and subsisting and no material default by such Borrower or any of its Subsidiaries exists under any of them.

5.11                        Black Angus of Idaho.  Black Angus of Idaho holds no assets other than (i) leasehold interests in the Real Property related to any restaurant in Idaho operated by Enterprises and (ii) liquor licenses issued to Black Angus of Idaho.

5.12                        ARG Terra.  ARG Terra holds no material assets.  ARG Terra has no material liabilities other than those associated with those leasehold interests set forth on Schedule 1.3(a) of the Stock Purchase Agreement, dated as of May 9, 2000 by and between ARG and NBACo, Inc.

5.13                        Complete Disclosure.  All factual information (taken as a whole) furnished by or on behalf of Borrowers and their respective Subsidiaries in writing to Lenders (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrowers in writing to Lenders will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

5.14                        Indebtedness.  Set forth on Schedule 5.14 is a true and complete list of all Indebtedness of each Borrower and each of its Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date, and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof, except for Indebtedness described in clause (f) of the definition thereof associated with guarantee, indemnity, and assignment liabilities owing by any Borrower as a result of, in connection with, or related to the Spectrum Bankruptcy Cases, with any such liabilities in excess of $100,000 of which any Credit Party has actual knowledge having already been disclosed to the Lenders in writing in that certain letter addressed to Lenders, dated as of October 31, 2003.

6.                                      AFFIRMATIVE COVENANTS.

Borrowers covenant and agree that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, each Borrower shall do all of the following:

6.1                               Accounting System.  Maintain, and cause each of its Subsidiaries to maintain, a system of accounting that enables such Borrower and such Subsidiary to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Lenders.

6.2                               Financial Statements, Reports, Certificates.  Borrowers shall deliver to each Lender each of the financial statements, reports, plans, and other documents or materials required by Section 6.3 of the Foothill Credit Agreement, the terms of which are by this reference incorporated herein (including each term defined in Section 1.1 thereof used in such Section 6.3 and each definition of a term used in said definitions) as if fully restated herein, when and as the same are delivered to the Existing Lenders (or any administrative agent thereof) including, without limitation, notice of any event or condition that constitutes (i) a Default or Event of Default under this Agreement as well as (ii) a default or event of default under the Foothill Credit Agreement and a statement of the curative action Borrowers propose to take with respect thereof, as soon as Borrowers have knowledge thereof.  Any amendment to Section 6.3 of the Foothill Credit Agreement after the date of this Agreement shall not affect the Borrowers’ obligations under this Section 6.2 unless such amendment is consented to by the Required Lenders.

6.3                               Subsidiary Guarantor Reports.  Cause each Subsidiary Guarantor to deliver its annual financial statements when available.

6.4                               Maintenance of Properties.  Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

6.5                               Taxes.  Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against, such Borrower, any of its Subsidiaries or any of their respective assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest or as a result of findings of an audit conducted by the recipient of such taxes.  Each Borrower will, and will cause each of its Subsidiaries to, make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lenders with proof satisfactory to Lenders indicating that such Borrower and its Subsidiaries has made such payments or deposits.  Upon Lenders’ request, each Borrower shall deliver to Lenders satisfactory evidence of payment of applicable excise taxes by such Borrower and each of its Subsidiaries in each jurisdiction in which such Borrower or such Subsidiary is required to pay any such excise tax.

6.6                               Insurance.  Each Borrower shall, and shall cause each of its Subsidiaries to, maintain liability, casualty, and other insurance (including self-insurance consistent with prior practice) with responsible insurance companies in such amounts and against such risks as is in accordance with customary industry practice in the general areas in which such Borrower and/or such Subsidiary operates.

6.7                               Compliance with Laws.  Comply, and cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders for which non-compliance, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

6.8                               Leases.  Pay, and cause each of its Subsidiaries to pay, when due all rents and other amounts payable under any leases to which any Borrower or such Subsidiary is a party or by which any Borrower’s or such Subsidiary’s properties and assets are bound, unless such payments are the subject of a Permitted Protest.

6.9                               Real Estate.  Prior to entering into any lease or other arrangement (a “New Lease”) for a new restaurant for any Borrower or any Subsidiary Guarantor, Borrowers shall notify Lenders and, upon Lenders’ request, use commercially reasonable efforts to cause the other party to such lease or other arrangement to permit a Lenders’ Lien.  Upon entering into any New Lease pursuant to which a Lenders’ Lien is permitted, the applicable Borrower or

Subsidiary Guarantor shall execute and deliver to Collateral Agent, for the benefit of Lenders, a Mortgage.  If a Borrower changes its chief executive office, it shall deliver to the Lenders a certified copy of the Collateral Access Agreement (as defined in the Foothill Credit Agreement) with respect to such new location of its chief executive office.

6.10                        Existence.  At all times preserve and keep, and cause each of its Subsidiaries other than any Controlled Foreign Corporation to preserve and keep, in full force and effect, such Borrower’s and such Subsidiary’s valid existence and good standing and any rights and franchises material to such Borrower’s and such Subsidiary’s businesses, unless the assets or stock of such Subsidiary is no longer subject to Lenders’ Liens.

6.11                        Environmental.

(a) Keep, and cause each of its Subsidiaries to keep, any property either owned or operated by such Borrower or such Subsidiary free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, and cause each of its Subsidiaries to comply, in all material respects, with Environmental Laws and provide to Lenders documentation of such compliance which Lenders reasonably request, (c) promptly notify Lenders of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by such Borrower or any of its Subsidiaries and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly provide Lenders with written notice within 10 days of the receipt of any of the following:  (i) notice that an Environmental Lien has been filed against any of the real or personal property of such Borrower or any of its Subsidiaries, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against such Borrower or any of its Subsidiaries, and (iii) notice of a violation, citation, or other administrative order that reasonably could be expected to result in a Material Adverse Change.

6.12                        Disclosure Updates; Foothill Credit Agreement.  Promptly and in no event later than five (5) Business Days after an Authorized Person obtains actual knowledge thereof, (a) notify Lenders if any written information, exhibit, or report furnished to Lenders contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, (b) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof, (c) deliver copies of all modifications, amendments, supplements, waivers, consents, or other documents delivered under the Foothill Credit Agreement, and (d) notify Lenders in writing of any claim in excess of $100,000 against any Credit Party that has resulted from the Spectrum Bankruptcy.

6.13                        Mortgage Amendments; Title Endorsement.

(a)                                  Within five (5) Business Days of the Closing Date, each of the Existing Mortgage Amendments shall have been executed and recorded in the appropriate real property records; and

(b)                                 Within five (5) Business Days of the Closing Date, Lenders shall have received a 110.5 endorsement to the leasehold mortgagee title insurance policy issued by First American Title Insurance Company in favor of Collateral Agent for the Real Property Collateral (the “Mortgage Policy Endorsement”), assuring Lenders that the Existing Mortgages have been modified by the Existing Mortgage Amendments and that such modifications do not affect the priority of the Existing Mortgages other than as approved by Lenders, and the Mortgage Policy Endorsement otherwise shall be in form and substance satisfactory to Lender.

7.                                      NEGATIVE COVENANTS.

7.1                               Foothill Credit Agreement Negative Covenants.  The Credit Parties jointly and severally hereby covenant and agree that, so long as any Obligations remain outstanding hereunder, each Credit Party will comply with the negative covenants set forth in Section 7 of the Foothill Credit Agreement, (other than the Ratio of the Revolver Usage to EBITDA financial covenant contained in Section 7.20(a)(ii) thereof), the terms of which are by this reference incorporated herein (including each term defined in Section 1.1 thereof used in such Section 7 and each definition of a term used in said definitions) as if fully restated herein; provided, however, that no Credit Party may enter into any amendment of any negative covenant contained in Section 7 of the Foothill Credit Agreement that further restricts such Credit Party unless such amendment is consented to in writing by the Required Lenders prior to its execution by any Credit Party; provided, further, to the extent any corresponding definitions in this Agreement are more favorable to the Credit Parties than the definition contained in the Foothill Credit Agreement, the definitions in this Agreement shall apply to the negative covenants in the Foothill Credit Agreement for purposes of this Agreement.  The Credit Parties shall (1) provide notice to Lenders of any default or event of default pursuant to Section 7 the Foothill Credit Agreement, and (2) if applicable, provide a written memorandum (A) attaching (i) the pertinent sections and definitions of the Foothill Credit Agreement under which a default or event of Default has occurred and (ii) the corresponding definitions from this Agreement and (B) setting forth the analysis and conclusion that a Default or Event of Default has not occurred pursuant to Section 7.1 of this Agreement.  In the event that the Existing Lenders waive or consent to any failure to comply by the Credit Parties with any negative covenant contained in Section 7 of the Foothill Credit Agreement, the Credit Parties shall be deemed in compliance with  this Section 7.1.

7.2                               Foothill Credit Agreement Obligations.  No Borrower shall permit the aggregate principal amount of loans and Advances (as defined in the Foothill Credit Agreement) outstanding under the Foothill Credit Agreement, together with all contingent reimbursement obligations with respect to letters of credit outstanding under the Foothill Credit Agreement, to exceed $15,000,000.

7.3                               ARG Terra.  No Borrower shall permit ARG Terra to engage in any business activities of any kind or nature.

8.                                      EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

8.1                                 If Borrowers fail to pay when due and payable or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Lenders, reimbursement of Lenders Expenses, or other amounts constituting Obligations); provided that a failure to make a payment, other than a principal payment, shall be not be deemed an Event of Default until the third (3rd) Business Day after the due date thereof;

8.2                                 If Borrowers fail to perform, keep, or observe (a) any term, or provision, condition, covenant, or agreement contained in Section 6.1, 6.3, 6.4, 6.7, 6.8, or 6.9 of this Agreement and such failure continues for a period of thirty (30) days after notice of default or (b) any other term, provision, condition, covenant, or agreement contained in this Agreement or in any of the other Loan Documents; provided, however, that if such failure is the subject of another provision on this Section 8, such other provision of this Section 8 shall govern;

8.3                                 If any material assets of any Borrower or any of the Subsidiary Guarantors are attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

8.4                                 If an Insolvency Proceeding is commenced by any Borrower or any Subsidiary Guarantor;

8.5                                 If an Insolvency Proceeding is commenced against any Borrower or any Subsidiary Guarantor, and any of the following events occur:  (a) such Borrower or such Subsidiary Guarantor consents to the institution of the Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Lenders shall be relieved of their obligations to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Borrower or such Subsidiary Guarantor, or (e) an order for relief shall have been entered therein;

8.6                                 If any Borrower or any Subsidiary Guarantor is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, and such order is not vacated or bonded within thirty (30) days;

8.7                                 If a notice of Lien, levy, or assessment in excess of $250,000 in the aggregate is filed of record with respect to any assets of any Borrower or any Subsidiary Guarantor by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts in excess of $250,000 in the aggregate owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any assets of any Borrower or any Subsidiary Guarantor and the same is not paid before such payment is delinquent;

8.8                                 If a judgment of which any Borrower or any Subsidiary Guarantor has notice (and in the case of a default judgment, actual notice) or other claim becomes a Lien or encumbrance upon any material portion, on a consolidated basis, of Borrowers’ and Subsidiary Guarantors’ assets and, in the case of such a judgment, shall be undischarged or unbonded or such judgment shall not have been stayed effectively for a period of thirty (30) days following the date of such judgment (or the date of actual notice of a default judgment) or such judgment creditor shall have legally commenced action to levy upon assets or properties to enforce such judgment;

8.9                                 If there is a default under the Indenture or any material agreement to which any Borrower or any Subsidiary Guarantor is a party (other than the Foothill  Credit Agreement) and such default (a) occurs at the final maturity of the obligations thereunder or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of such Person’s obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

8.10                           If a default has occurred under the Foothill Credit Agreement, and as a result of such default the maturity of any Indebtedness incurred under the Foothill Credit Agreement has been accelerated;

8.11                           If any Borrower or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

8.12                           If any warranty, representation, statement, or Record made to Lenders by any Credit Party, any Subsidiary Guarantor, any Authorized Person, any director of any Borrower or any of its Subsidiary Guarantors or any other agent authorized by any Credit Party or any Subsidiary Guarantor to make representations to Lenders, is untrue when made in any material respect;

8.13                           If the obligation of any Subsidiary Guarantor under any Guaranty is limited or terminated by operation of law or by any Subsidiary Guarantor thereunder;

8.14                           If any Loan Document that purports to create a Lien shall, for any reason, fail or cease to create a valid and, except to the extent permitted by the terms thereof, perfected and first-priority Lien on or security interest in the Collateral and any other collateral securing the Obligations covered thereby;

8.15                           Any material provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Credit Party or any Subsidiary Guarantor, or a proceeding shall be commenced by any Credit Party or any Subsidiary Guarantor, or by any Governmental Authority having jurisdiction over any Credit Party or any Subsidiary Guarantor, seeking to establish the invalidity or unenforceability thereof, or any Credit Party or any Subsidiary Guarantor shall deny that any Borrower or any Subsidiary Guarantor has any liability or obligation purported to be created under any Loan Document;

8.16                           If there is a default under the Intercreditor Agreement or an Actionable Default (as defined in the Intercreditor Agreement) occurs; or

8.17                           If a Change of Control occurs.

9.                                      THE LENDERS’ RIGHTS AND REMEDIES.

9.1                               Rights and Remedies.  Upon the occurrence, and during the continuation, of an Event of Default, Required Lenders (at their election but without notice of their election and without demand) may do, or direct the Collateral Agent to do (subject to the provisions of the Intercreditor Agreement), any one or more of the following, all of which are authorized by each Borrower for itself and on behalf of its Subsidiaries:

(a)                                  Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

(b)                                 Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between any Borrower and Lenders;

(c)                                  Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lenders, but without affecting any of the Lenders’ Liens in the Collateral or any other collateral securing the Obligations and without affecting the Obligations;

(d)                                 Without notice to or demand upon any Borrower or any Subsidiary Guarantor, make such payments and do such acts as Lenders or Collateral Agent consider necessary or reasonable to protect the Lenders’ Liens in the Collateral or any other collateral securing the Obligations.  With respect to any of any Borrower’s owned or leased premises, each Borrower hereby grants Collateral Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lenders’ or Collateral Agent’s rights or remedies provided herein, at law, in equity, or otherwise;

(e)                                  Sell the Personal Property Collateral and other personal property collateral securing the Obligations at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any Borrower’s premises) as Lenders or Collateral Agent determines is commercially reasonable.  In the event Lenders or Collateral Agent purchase any of such Collateral or other collateral being sold, Lenders or Collateral Agent, as the case may be, may pay for such Collateral or other collateral by crediting some or all of the Obligations.  Lenders or Collateral Agent may comply with any applicable state or federal law requirements in connection with a disposition of such Collateral or other collateral and compliance therewith will not be considered adversely to affect the commercial reasonableness of any sale of such Collateral or other collateral.  Lenders or Collateral Agent may sell such Collateral or other collateral without giving any warranties as to such Collateral or other collateral.  Lenders or Collateral Agent may specifically disclaim any warranties of title or the like.  The foregoing will not be considered adversely to affect the commercial reasonableness of any sale of such Collateral or other collateral.  It is not necessary that such Collateral or other collateral be present at any such sale;

(f)                                    Lenders or Collateral Agent shall give notice of the disposition of such Personal Property Collateral or other collateral as follows:

(i)                                     Lenders or Collateral Agent shall give Borrowers a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of such Personal Property Collateral or other collateral, then the time on or after which the private sale or other disposition is to be made; and

(ii)                                  The notice shall be personally delivered or mailed, postage prepaid, to Borrowers as provided in Section 11, at least ten (10) days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of such Personal Property Collateral or other collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

(g)                                 Lenders or Collateral Agent may credit bid and purchase at any public sale;

(h)                                 Lenders or Collateral Agent may seek the appointment of a receiver or keeper to take possession of all or any portion of such Collateral or other collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

(i)                                     Lenders or Collateral Agent, as applicable, shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document; and

(j)                                     Any deficiency that exists after disposition of such Personal Property Collateral or other collateral as provided above will be paid immediately by Borrowers.  Any excess will be returned, without interest and subject to the rights of third Persons, by Lenders or Collateral Agent to Borrowers.

9.2                               Remedies Cumulative.  The rights and remedies of Lenders and Collateral Agent under this Agreement, the other Loan Documents, and all other agreements shall be cumulative.  The Lenders and the Collateral Agent shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity.  No exercise by Lenders or Collateral Agent of one right or remedy shall be deemed an election, and no waiver by Lenders of any Event of Default shall be deemed a continuing waiver.  No delay by Lenders or Collateral Agent shall constitute a waiver, election, or acquiescence by it.

10.                               WAIVERS; INDEMNIFICATION.

10.1                        Demand; Protest.  Except as otherwise required by this Agreement, each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Lenders on which such Borrower may in any way be liable.

10.2                        Lenders’ Liability for Collateral.  Each Borrower hereby agrees that:  (a) so long as Lenders comply with their obligations, if any, under the Code, Lenders shall not in any way or manner be liable or responsible for:  (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

10.3                        Indemnification.  Borrowers, jointly and severally, shall pay, indemnify, defend, and hold the Lender-Related Persons, each Participant, and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys’ fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the “Indemnified Liabilities”).  The foregoing to the contrary notwithstanding, Borrowers shall have no obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person.  This provision shall survive the termination of this Agreement and the repayment of the Obligations.  If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which any Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto.  WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES IN WHOLE OR IN PART CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

11.                               NOTICES.

Unless otherwise provided in this Agreement, all notices or demands by Borrowers or Lenders to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents, which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return-receipt requested), overnight courier, electronic mail (at such e-mail addresses as the Borrowers or Lenders, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrowers, at its address set forth below or to any Lender at the address set forth on its signature page hereto:

If to Borrowers:	c/o AMERICAN RESTAURANT GROUP, INC.
4410 El Camino Real, Suite 201
Los Altos, California 94022
Attn: General Counsel
Fax No. 650.949.6420

with copies to:	AMERICAN RESTAURANT GROUP, INC.
4410 El Camino Real, Suite 201
Los Altos, California 94022
Attn: Chief Financial Officer
Fax No. 650.949.6431

Lenders and Borrowers may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party.  All notices or demands sent in accordance with this Section 11, other than notices by Lenders in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or three (3) Business Days after the deposit thereof in the mail. Each Borrower acknowledges and agrees that notices sent by Lenders in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

12.                               CHOICE OF LAW AND VENUE; JURY-TRIAL WAIVER.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF CALIFORNIA.  EACH PARTY HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA AND OF ANY CALIFORNIA STATE COURT SITTING IN LOS ANGELES, CALIFORNIA FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR IN THE FUTURE HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  EACH PARTY

HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

13.                               ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

13.1                        Assignments and Participations.

(a)                                  Any Lender may assign and delegate to one or more assignees (each an “Assignee”) all, or any ratable part of all, of the Obligations and the other rights and obligations of such Lender hereunder and under the other Loan Documents; provided, however, that Borrowers may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrowers by Lenders and the Assignee, and (ii) such Lender and its Assignee have delivered to Borrowers an appropriate assignment and acceptance agreement.

(b)                                 From and after the date that any Lender provides Borrowers with such written notice and executed assignment and acceptance agreement, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment and acceptance agreement, shall have the assigned and delegated rights and obligations of such Lender under the Loan Documents, (ii) such Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned and delegated by it pursuant to such assignment and acceptance agreement, relinquish its rights (except with respect to Section 10.3 hereof) and be released from its obligations under this Agreement (and in the case of an assignment and acceptance covering all or the remaining portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and (iii) the Borrowers shall issue, execute, and deliver a new Term Note to the Assignee, and such assignment shall effect a novation between Borrowers and the Assignee.

(c)                                  Immediately upon Borrowers’ receipt of such fully executed assignment and acceptance agreement, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the rights and duties of such Lender arising therefrom.

(d)                                 Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in the Obligations and the other rights and interests of such Lender  hereunder and under the other Loan Documents; provided, however, that (i) such Lender shall remain the “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations and the other rights and interests of such Lender shall not constitute “Lender” hereunder or under the other Loan Documents and such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers and such Lender shall continue to deal solely and directly with each other in connection with such Lender’s rights and obligations under this

Agreement and the other Loan Documents, (iv) such Lender shall not transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest, or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.  The rights of any Participant only shall be derivative through such Lender, and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to Borrowers, the Collateral, or otherwise in respect of the Obligations.  No Participant shall have the right to participate directly in the making of decisions by such Lender.

(e)                                  In connection with any such assignment or participation or proposed assignment or participation, and subject to Section 15.9 hereof, any Lender may disclose all documents and information that it now or hereafter may have relating to Borrowers or Borrowers’ business.

(f)                                    Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

13.2                        Successors.  This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrowers may not assign this Agreement or any rights or duties hereunder without each Lender’s prior, written consent and any prohibited assignment shall be absolutely void ab initio.  No consent to assignment by each Lender shall release Borrowers from their Obligations.  Each Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 hereof and, except as expressly required pursuant to Section 13.1 hereof, no consent or approval by Borrowers is required in connection with any such assignment.

14.                               AMENDMENTS; WAIVERS.

14.1                        Amendments and Waivers.  No provision of this Agreement may be waived, modified, or supplemented except by a written instrument signed by the Borrowers and the Required Lenders; provided that such instrument shall not:  (i) increase, or extend the time or waive any requirement for the reduction or termination of, any Commitment of any Lender without its consent, (ii) without the consent of each Lender whose Obligation is affected by that action (A) extend the date fixed for the payment of any Obligation under this Agreement, (B) reduce the amount of any such payment of principal, (C) reduce the rate at which interest or any fee is payable under this Agreement or alter the basis for calculating any other Obligation, or (D) alter the rights or obligations of the Borrowers to prepay Loans, or (iii) without the consent of each Lender, (A) alter the terms of this Section 14.1 or the definition of the term “Required Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or to waive any rights under, or to modify any provision of, this Agreement or (B) alter Schedule C-1 to change the pro rata sharing of Loans.  Any modification, supplement, or waiver shall be for such period and shall be subject to such conditions as shall be specified in the instrument effecting the same, and any such waiver shall be effective only in the specific instance and for the purpose for which given. All Lenders’ counsel fees shall be due upon completion of any such modification, supplement, or waiver.

14.2                        No Waivers; Cumulative Remedies.  No failure by any Lender or the Required Lenders to exercise any right, remedy, or option under this Agreement or, any other Loan Document, or delay by any Lender or the Required Lenders in exercising the same, will operate as a waiver thereof.  No waiver by any Lender or the Required Lenders will be effective unless it is in writing, and then only to the extent specifically stated.  No waiver by the Required Lenders on any occasion shall affect or diminish any Lender’s rights thereafter to require strict performance by Borrowers of any provision of this Agreement.  Lenders’ rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Lenders may have.

15.                               GENERAL PROVISIONS.

15.1                        Effectiveness.  This Agreement shall be binding and deemed effective when executed by each of the Borrowers and each of the Lenders.

15.2                        Section Headings.  Headings and numbers have been set forth herein for convenience only.  Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

15.3                        Interpretation.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against Lenders or Borrowers, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

15.4                        Severability of Provisions.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

15.5                        Withholding Taxes.  All payments made by Borrowers hereunder will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below).  All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of Lenders or (ii), to the extent that such tax results from a change in the circumstances of Lenders, including a change in the residence, place of organization, or principal place of business of Lenders, or a change in the branch or lending office of any Lender participating in the transactions set forth herein) and all interest, penalties, or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments, or other charges being referred to collectively as “Taxes”).  If any Taxes are so levied or imposed, Borrowers agree to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, including any amount paid pursuant to this Section 15.5 after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrowers shall not be required to increase any such amounts payable to Lenders if the increase in such amount payable results from Lenders’ own willful misconduct or gross negligence.  Borrowers will furnish to Lenders, as promptly as possible after Lenders’ request, copies of tax receipts evidencing payment of Taxes by Borrowers.

15.6                        Counterparts; Telefacsimile and Electronic Mail Execution.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.  The foregoing shall apply to each other Loan Document mutatis mutandis.

15.7                        Revival and Reinstatement of Obligations.  If the incurrence or payment of the Obligations by any Borrower or any Subsidiary Guarantor or the transfer to Lenders of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if Lenders are required to repay or restore, in whole or in part, any such Voidable Transfer, or elect to do so upon the reasonable advice of their counsel, then, as to any such Voidable Transfer, or the amount thereof that Lenders are required or elect to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Lenders related thereto, the liability of any Borrower or any Subsidiary Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

15.8                        Integration.  This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

15.9                        Confidentiality.  Lenders agree to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, all non-public information provided to them by Borrowers or any of their Subsidiaries pursuant to or in contemplation of this Agreement or any other Loan Document that is identified by such Person as being confidential; provided, however, that nothing herein shall prevent Lenders from disclosing any such information (a) to their employees, directors, agents, attorneys, auditors, accountants and other professional advisors, (b) upon request or demand by any Governmental Authority, (c) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any federal, state, or local law or regulation, (d) if requested or required to do so in connection with any litigation or similar proceeding, (e) that has been publicly disclosed other than in violation of this Section 15.9, (f) in connection with the exercise of any remedy hereunder or under any other Loan Document, (g) to a subsidiary or affiliate of any Lender, or (h) to an assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions of this Section 15.9.

15.10                 Co-Borrowers.  Each Borrower hereby accepts, but only to the extent not prohibited by applicable insolvency laws, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all the Obligations shall be joint and several obligations of each Borrower without preferences or distinctions among them.  If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.  Each Borrower hereby agrees that it will not, without Required Lenders’ prior, written consent, enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Lenders with respect to any of the Obligations, or any collateral security therefor, until such time as all of the Obligations have been paid in full in cash.  Lenders may from time to time, without exonerating or releasing any Borrower in any way under this Agreement, (a) take such further or other security or securities for the Obligations or any part thereof as it may deem proper, or (b) release, discharge, abandon, or otherwise deal with or fail to deal with any Borrower or guarantor of the Obligations or any collateral, security, or securities therefor or any part thereof now or hereafter held by the Lenders or (c) amend, modify, extend, accelerate, or waive in any manner any of the provisions, terms, or conditions of the Loan Documents, all as it may consider expedient or appropriate at its sole discretion.  Each Borrower agrees that until each and every one of the covenants and agreements of the Loan Documents is fully performed, and without possibility of recourse, whether by operation of law or otherwise, such Borrower’s undertakings hereunder shall not be released, in whole or in part, by any action or thing that might, but for this Agreement, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver or omission by Lenders or their failure to proceed promptly or otherwise, or by reason of any action taken or omitted by Lenders, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, such Borrower or by reason of any further dealings between any Borrower, on the one hand, and Lenders, on the other hand, or any other guarantor or surety, and each Borrower hereby expressly waives and surrenders any defense to its liability hereunder, or any right of counterclaim or offset of any nature or description that it may have or may exist based upon, and each Borrower shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements, or waivers.  Upon the bankruptcy or winding up or other distribution of assets of any Borrower or of any surety or guarantor for any Obligations, the rights of Lenders against any Borrower or any other guarantor of the Obligations shall not be affected or impaired by the omission of Lenders to prove their claim, or to prove the full claim, as appropriate, and Lenders may prove such claims as they see fit and may refrain from proving any claim and at their discretion may value as they see fit or refrain from valuing any security held by them without in any way releasing, reducing, or otherwise affecting the liability to the Lenders of any Borrower.  Each Borrower hereby unconditionally and irrevocably waives, unless expressly provided for herein or under the Loan Documents:  (i) notice of acceptance hereof, (ii) notice of any loans or other financial accommodations made or extended under this Agreement, or the creation or existence of any of any additional Obligations, (iii) notice of the amount of the Obligations, subject, however, to such Borrower’s rights hereunder; (iv) notice of any adverse change in the financial condition of any Borrower or of any other fact that might increase such Borrower’s risk hereunder; (v) notice of presentment for payment, demand, protest, dishonor, and notice thereof; (vi) notice of any Default or Event of Default; (vii) all diligence in collection or protection of or realization upon the Obligations or any part thereof, any obligation hereunder, or any security for any of the foregoing, (viii) all rights to enforce any remedy that the Lenders may have against any Borrower or any other guarantor; and (ix) all other notices and demands to which any Borrower might otherwise be entitled.  To the fullest extent permitted by applicable law, each Borrower hereby waives the right by statute or otherwise to require Lenders to institute suit against any other Borrower or any other guarantor or to exhaust any rights and remedies that Lenders have or may have against any other Borrower or any other guarantor.  Each Borrower further waives any defense arising by reason of any disability or other defense (other than the defense that the Obligations shall have been indefeasibly and fully and finally paid and the commitments hereunder have been terminated) of such Borrower.  No Borrower shall be released or discharged, either in whole or in part, by Lenders’ failure or delay to (A) perfect or continue the perfection of any lien or security interest in any collateral that secures the Obligations, or (B) protect the property covered by such lien or security interest.  To the maximum extent permitted by law,  each Borrower hereby waives: (I) any rights to assert against Lenders any defense (legal or equitable), setoff, counterclaim, or claim that such Borrower may now or at any time hereafter have against any other Borrower or any other party liable to Lenders on account of or with respect to the Obligations (other than the defense that the Obligations have been fully and finally paid and the commitments hereunder have been terminated); (II) any defense, setoff, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future sufficiency, validity, or enforceability of the Obligations (other than the defense that the Obligations shall have been fully and finally paid and the commitments hereunder have been terminated); (III) any defense arising by reason of any claim or defense based upon an election of remedies by Lenders; (IV) any right to assert against Lenders any claim or defense in relation to any requirement upon Lenders to marshal any collateral for the benefit of such Borrower or any other person; (V) the benefit of any statute of limitations affecting such Borrower’s liability hereunder or the enforcement thereof.  In addition,  each Borrower hereby waives, until such time as the Obligations are fully and finally paid and the commitments hereunder are terminated,  any right to proceed against any other Borrower or any other guarantor, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent), with respect to the Obligations.  Each Borrower also hereby waives any right to proceed or to seek recourse against or with respect to any property or asset of any other Borrower or any other guarantor.  Each Borrower hereby agrees that, in light of the waivers contained in this Section, such Borrower shall not be deemed to be a “creditor” (as that term is defined in the Bankruptcy Code or otherwise) of any other Borrower or any other guarantor, whether for purposes of the application of Sections 547 or 550 of the United States Bankruptcy Code or otherwise.  To the maximum extent permitted by law, each Borrower waives any duty on the part of the Lenders to disclose to such Borrower any facts the Lenders may now or hereafter know about any other Borrower, regardless of whether the Lenders have reason to believe that any such facts materially increase the risk beyond that which such Borrower intends to assume, or has reason to believe that such facts are unknown to such Borrower, or has a reasonable opportunity to communicate such facts to such Borrower, because such Borrower acknowledges that such Borrower is fully responsible for being and keeping informed of the financial condition of any other Borrower and all of the circumstances bearing on the risk on nonpayment of any Obligations hereunder.  The obligations of each Borrower hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired by the following, any of which may be taken without the consent of, or notice to, such Borrower, nor shall any of the following give any Borrower any recourse or right of action against the Lenders:  (W) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation, or other like proceeding relating to any Borrower, or any guarantor (which term shall include any other party at any time directly or contingently liable for any of the Borrowers’ obligations under the Loan Documents) or any affiliate of any Borrower, or any action taken with respect to this Agreement or any of the other Loan Documents by any trustee or receiver, or by any court, in any such proceeding, whether or not such Borrower shall have had notice or knowledge of any of the foregoing; (X) any release or discharge of any Borrower from its liability under any of the Loan Documents or any release or discharge of any endorser or guarantor or of any other party at any time directly or contingently liable for the Obligations; (Y) any subordination, compromise, release (by operation of law or otherwise), discharge, compound, collection, or liquidation of any or all of the Collateral or other property described in any of the Loan Documents or otherwise in any manner, or any substitution with respect thereto; and (Z) any acceptance of partial performance of the Obligations.

[Signature page to follow.]

AMERICAN RESTAURANT GROUP, INC., a Delaware corporation

By:
Name:	Ralph S. Roberts
Title:	President and Chief Executive Officer

ARG ENTERPRISES, INC., a California corporation

By:
Name:	Ralph S. Roberts
Title:	President and Chief Executive Officer

ARG PROPERTY MANAGEMENT CORPORATION, a California corporation

By:
Name:	Ralph S. Roberts
Title:	President and Chief Executive Officer

ARG TERRA, INC., a Delaware corporation

By:
Name:	Ralph S. Roberts
Title:	President and Chief Executive Officer

TCW SHARED OPPORTUNITY FUND III, L.P.

By:	TCW Asset Management Company, its Investment Advisor

By:
Name:
Title:

By:
Name:
Title:

	Address:	c/o Trust Company of the West
11100 Santa Monica Blvd.
Suite 2000
Los Angeles, California 90025
	Attn:	Nicholas W. Tell, Jr.
Acct. Number:

EXHIBIT A

[Form of Term Note]

TERM NOTE

$[	]	[	]
[ ], California

FOR VALUE RECEIVED, each of American Restaurant Group, Inc., a Delaware corporation, ARG Enterprises, Inc., a California corporation, and ARG Property Management Corporation, a California corporation (collectively, the “Borrowers”), hereby promises to pay to [                                ] (the “Lender”), at the office of [                                       ], located at [                                                   ],  the principal sum of [                                    ] Dollars (or such lesser amount as equals the aggregate unpaid principal amount of the Loans made by the Lender to the Borrowers under the Loan Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Loan, at that office, in like money and funds, for the period commencing on the date of that Loan until that Loan is paid in full, at the rates per annum and on the dates provided in the Loan Agreement.  Each Borrower is jointly and severally liable for all payments of principal and interest as well as for all other obligations associated with the Loan evidenced by this Term Note.

The date, amount, interest rate, and duration of interest period (if applicable) of the Loan evidenced by this Term Note, and each payment made on account of the principal of that Loan, shall be recorded by the Lender on its books and, prior to any transfer of this Term Note, endorsed by the Lender on the schedule attached to this Term Note or any continuation of that schedule, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers to make a payment when due of any amount owing under the Loan Agreement or under this Term Note in respect of the Loans made by the Lender.

This Term Note is one of the Term Notes referred to in the Loan Agreement dated as of October 31, 2003, as modified and supplemented and in effect from time to time, the “Loan Agreement”) between the Borrowers, and ARG Terra, Inc. (a “Credit Party” and collectively with the Borrowers, the “Credit Parties”) and the Lenders (including this Lender) and evidences a Loan made to the Lender under the Loan Agreement.  Capitalized terms used but not defined in this Term Note have the respective meanings assigned to them in the Loan Agreement.

The Loan Agreement provides for the acceleration of the maturity of this Term Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified in the Loan Agreement.

Time is of the essence of this Term Note. Demand, presentation, protest, and notice of nonpayment and protest are hereby unconditionally waived by the Borrowers.

Except as permitted by Section 13.1 of the Loan Agreement, this Term Note may not be assigned by the Lender to any other Person.

This Term Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests were granted and the guarantees made, and the rights of the Lender in respect of such security interests and guarantees.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF CALIFORNIA.

AMERICAN RESTAURANT GROUP, INC., as Borrower

By:
Name:
Title:

ARG ENTERPRISES, INC., as Borrower

By:
Name:
Title:

ARG PROPERTY MANAGEMENT CORPORATION, as Borrower

By:
Name:
Title:

Schedule C-1

Commitments

Name of Lender	Amount	Percentage

TCW Shared Opportunity Fund III, L.P.	$5,000,000	100%

Schedule P-1

Permitted Liens

Schedule 3.1(i)

Certain Documents

Schedule 5.1(b)

Capitalization of Borrower

Schedule 5.1(c)

Capitalization of Borrowers’ Subsidiaries

Schedule 5.7

Environmental Matters

Schedule 5.9

Intellectual Property

Schedule 5.14

Indebtedness